UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2013

MOBILE MINI, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7420 South Kyrene Road, Suite 101 Tempe, Arizona		85283
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 894-6311

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2013, Mobile Mini, Inc. (the “Company”) announced that its Senior Vice President and Chief Accounting Officer, Deborah Keeley, will leave the Company effective the same day and that it has appointed Audra Taylor as its new Vice President and Chief Accounting Officer. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Departure of current Senior Vice President and Chief Accounting Officer

Under the terms of Ms. Keeley’s Employment Agreement with the Company dated July 5, 2011, Ms. Keeley will receive a lump sum cash payment of approximately $323,051 and the accelerated vesting of Ms. Keeley’s unvested equity-based awards (other than certain performance-based restricted stock awards).

Appointment of new Vice President and Chief Accounting Officer

Ms. Taylor, age 42, will join the Company on Monday, September 16, 2013.

Ms. Taylor previously served as Vice President of Finance of Lifelock, Inc. from May 2013 until September 2013. Ms. Taylor was the Vice President and Controller of RSC Holdings, Inc. from November 2011 until August 2012. From March 2000 to November 2011, Ms. Taylor was the Chief Financial Officer and Chief Operating Officer of McMurry, Inc. Ms. Taylor holds a degree in accounting from Ferris State University and is a registered Certified Public Accountant.

In connection with her appointment as Vice President and Chief Accounting Officer, Ms. Taylor will receive an annual base salary of $205,000. Ms. Taylor is eligible for an incentive bonus subject to the terms and conditions of the Company’s incentive bonus plan and as the Compensation Committee of the Board of Directors may determine, and for all equity-based employee benefit plans maintained by the Company, including, but not limited to, the Company’s 2006 Equity Incentive Plan, as amended. Subject to the discretion of the Compensation Committee and the Company’s and Ms. Taylor’s performance during relevant periods, it is anticipated that her annual level of participation in the Company’s 2006 Equity Incentive Plan will be 50% of her base salary; provided, however, that her 2013 grant shall have a grant date value of $25,000. She will also receive certain other benefits, including participation in all employee benefit plans, vacation and sick leave.

There are no other arrangements or understandings pursuant to which Ms. Taylor was selected as Vice President and Chief Accounting Officer. There are no family relationships among any of our directors, executive officers, and Ms. Taylor. There are no related party transactions between us and Ms. Taylor reportable under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Company dated September 6, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2013

MOBILE MINI, INC.

By:	/s/ Christopher J. Miner
Name: Christopher J. Miner
Title: Senior Vice President and General Counsel